Exhibit 99.1

Steve Madden Announces Fourth Quarter and Full Year 2025 Results

~ Provides 2026 Revenue Outlook ~

LONG ISLAND CITY, N.Y., February 25, 2026 – Steven Madden, Ltd. (Nasdaq: SHOO), a leading designer and marketer of fashion-forward footwear, accessories and apparel, today announced financial results for the fourth quarter and full year ended December 31, 2025 and provided its 2026 revenue outlook.

Amounts referred to as “Adjusted” are non-GAAP measures that exclude the items defined as “Non-GAAP Adjustments” in the “Non-GAAP Reconciliation” section.

Fourth Quarter 2025 Results

●	Revenue increased 29.4% to $753.7 million, compared to $582.3 million in the same period of 2024.

●	Gross profit as a percentage of revenue was 42.4%, compared to 40.4% in the same period of 2024. Adjusted gross profit as a percentage of revenue was 43.8%, compared to 40.4% in the same period of 2024.

●	Operating expenses as a percentage of revenue were 37.3%, compared to 32.9% in the same period of 2024. Adjusted operating expenses as a percentage of revenue were 37.0%, compared to 31.4% in the same period of 2024.

●	Income from operations totaled $36.2 million, or 4.8% of revenue, compared to $46.7 million, or 8.0% of revenue, in the same period of 2024. Adjusted income from operations totaled $50.9 million, or 6.8% of revenue, compared to $52.6 million, or 9.0% of revenue, in the same period of 2024.

●	Net income attributable to Steven Madden, Ltd. was $23.2 million, or $0.32 per diluted share, compared to $34.8 million, or $0.49 per diluted share, in the same period of 2024. Adjusted net income attributable to Steven Madden, Ltd. was $34.3 million, or $0.48 per diluted share, compared to $39.3 million, or $0.55 per diluted share, in the same period of 2024.

Full Year 2025 Results

●	Revenue increased 11.0% to $2,534.1 million, compared to $2,282.9 million in 2024.

●	Gross profit as a percentage of revenue was 41.4%, compared to 41.0% in 2024. Adjusted gross profit as a percentage of revenue was 42.6%, compared to 41.1% in 2024.

●	Operating expenses as a percentage of revenue were 38.2%, compared to 30.6% in 2024. Adjusted operating expenses as a percentage of revenue were 35.7%, compared to 30.0% in 2024.

●	Income from operations totaled $80.8 million, or 3.2% of revenue, compared to $224.9 million, or 9.9% of revenue, in 2024. Adjusted income from operations totaled $175.9 million, or 6.9% of revenue, compared to $253.5 million, or 11.1% of revenue, in 2024.

●	Net income attributable to Steven Madden, Ltd. was $44.7 million, or $0.63 per diluted share, compared to $169.4 million, or $2.35 per diluted share, in 2024. Adjusted net income attributable to Steven Madden, Ltd. was $120.9 million, or $1.70 per diluted share, compared to $192.4 million, or $2.67 per diluted share, in 2024.

Edward Rosenfeld, Chairman and Chief Executive Officer, commented, “We are pleased to have delivered above-guidance earnings results for the fourth quarter, driven by improved performance in our core Steve Madden footwear business as well as a strong contribution from the newly acquired Kurt Geiger. Looking to 2026, we are encouraged by the momentum building in our flagship Steve Madden brand and the opportunity for growth in Kurt Geiger London. That said, we expect pressure on our private label business as well as higher SG&A driven by the normalization of incentive compensation and the restoration of senior executive salaries. While we continue to face uncertainty related to tariffs, the fundamentals of our business are strong. Our product assortments and marketing campaigns are resonating with consumers, our brands are powerful and gaining relevance, and we have a sound strategy for long-term value creation with multiple levers for growth.”

Fourth Quarter 2025 Channel Results

Revenue for the wholesale business in the fourth quarter of 2025 was $433.3 million, a 7.5% increase compared to the fourth quarter of 2024. Excluding the recently acquired Kurt Geiger, wholesale revenue declined 2.6%. Wholesale footwear revenue increased 11.0%, or 5.5% excluding Kurt Geiger. Wholesale accessories/apparel revenue increased 3.1%, or decreased 13.0% excluding Kurt Geiger. Gross profit as a percentage of wholesale revenue was 30.7% in the fourth quarter of 2025, compared to 30.5% in the fourth quarter of 2024. Adjusted gross profit as a percentage of wholesale revenue was 31.5%, compared to 30.5% in the fourth quarter of 2024, driven by the addition of the Kurt Geiger business, partially offset by the impact of new tariffs on goods imported into the United States.

Direct-to-consumer revenue in the fourth quarter of 2025 was $316.6 million, a 79.9% increase compared to the fourth quarter of 2024. Excluding Kurt Geiger, direct-to-consumer revenue increased 1.6%. Gross profit as a percentage of direct-to-consumer revenue was 57.7%, compared to 62.0% in the fourth quarter of 2024. Adjusted gross profit as a percentage of direct-to-consumer revenue was 59.8%, compared to 62.0% in the fourth quarter of 2024, as a result of the addition of the Kurt Geiger concessions business and the impact of new tariffs on goods imported into the United States.

The Company ended the quarter with 399 company-operated brick-and-mortar retail stores, including 98 outlets, as well as seven e-commerce websites and 133 company-operated concessions in international markets.

Balance Sheet and Cash Flow Highlights

As of December 31, 2025, total debt outstanding was $234.2 million, and cash, cash equivalents totaled $112.4 million, for net debt of $121.7 million.

The Company did not repurchase any shares of its common stock in the open market in 2025. During the fourth quarter and full year 2025, the Company spent $5.2 million and $13.5 million, respectively, on shares acquired through the net settlement of employees’ stock awards.

Quarterly Cash Dividend

The Company’s Board of Directors approved a quarterly cash dividend of $0.21 per share. The dividend is payable on March 20, 2026 to stockholders of record as of the close of business on March 11, 2026.

2026 Outlook

For 2026, the Company expects revenue will increase 9% to 11% compared to 2025. Due to uncertainty related to recent developments with respect to tariff policy in the United States, the Company is not providing earnings guidance at this time.

Conference Call Information

Interested stockholders are invited to listen to the conference call scheduled for today, February 25, 2026 at 8:30 a.m. Eastern Time, which will include a discussion of the Company’s fourth quarter and fiscal year end 2025 earnings results and fiscal year 2026 revenue outlook. The call will be webcast live on the Company’s website at https://investor.stevemadden.com. A webcast replay of the conference call will be available on the Company’s website or via the following webcast link

https://edge.media-server.com/mmc/p/iirmqugn beginning today at approximately 10:00 a.m. Eastern Time.

About Steve Madden

Steve Madden designs, sources and markets fashion-forward footwear, accessories and apparel. In addition to marketing products under its own brands including Steve Madden®, Kurt Geiger London®, Dolce Vita®, Betsey Johnson®, Carvela®, Blondo® and ATM®, Steve Madden licenses footwear, handbags and other accessory categories for the Anne Klein® brand. Steve Madden also designs and sources products under private label brand names for various retailers. Steve Madden’s wholesale distribution includes department stores, mass merchants, off-price retailers, shoe chains, online retailers, national chains, specialty retailers and independent stores. Steve Madden also directly operates brick-and-mortar retail stores, e-commerce websites and concessions in certain international markets. In addition, Steve Madden licenses certain of its brands to third parties for the marketing and sale of certain products in the apparel, accessory and home categories.

Safe Harbor Statement Under the U.S. Private Securities Litigation Reform Act of 1995

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, among others, statements regarding revenue and earnings guidance, plans, strategies, objectives, expectations and intentions. Forward-looking statements can be identified by words such as: “may,” “will,” “expect,” “believe,” “should,” “anticipate,” “project,” “predict,” “plan,” “intend,” “estimate,” or “confident,” and similar expressions or the negative of these expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they represent the Company’s current beliefs, expectations, and assumptions regarding anticipated events and trends affecting its business and industry based on information available as of the time such statements are made. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which may be outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in these forward-looking statements. As such, investors should not rely upon them. Important risk factors include:

●	our ability to accurately anticipate fashion trends and promptly respond to consumer demand;

●	our ability to compete effectively in a highly competitive market;

●	our ability to adapt to our business model to rapid changes in the retail industry;

●	our dependence on the hiring and retention of key personnel;

●	our ability to successfully implement growth strategies and integrate acquired businesses;

●	changes in trade policies, additional tariffs on product imported to the United States, retaliatory trade actions taken by other countries, and resulting trade wars;

●	supply chain disruptions to product delivery systems and logistics, and our ability to properly manage inventory;

●	geopolitical tensions in the regions in which we operate and any related challenging macroeconomic conditions globally that may materially adversely affect our customers, vendors, and partners, and the duration and extent to which these factors may impact our future business and operations, results of operations, and financial condition;

●	our reliance on independent manufacturers to produce and deliver products in a timely manner or to meet our quality standards if we experience a supply chain disruption and we are unable to secure an alternative source of raw materials or end products;

●	our dependence on one or more of our significant customers;

●	quarterly fluctuations of our financial results;

●	extreme or unseasonable weather conditions in locations where we or our customers and suppliers are located;

●	fluctuation of our stock price if our operating results are inconsistent with our forecasts or those of analysts who follow us;

●	our exposure to risks related to integrating the operations, systems, processes, reporting, supply chains, and personnel of Kurt Geiger into our business;

●	our exposure to risks associated with increased indebtedness used to finance the acquisition of Kurt Geiger, including related debt service requirements;

●	our ability to manage risks associated with substantial goodwill and intangible assets recorded from the acquisition of Kurt Geiger, which could subsequently become impaired upon adverse changes to the business environment in which we operate;

●	disruption of our information technology systems or e-commerce platforms;

●	cybersecurity risks and costs of defending against, mitigating, and responding to data security threats and breaches impacting the Company;

●	our ability to effectively implement artificial intelligence and data-driven technologies across our operations, and the risks that such technologies may not perform as expected, may be subject to regulatory constraints, or may increase operational, legal, or cybersecurity risks;

●	litigation or other legal proceedings could divert management resources and result in costs;

●	legal, regulatory, political, and economic risks that may affect our operations in international markets;

●	exposure to foreign exchange rate fluctuations;

●	our ability to adequately protect our trademarks and other intellectual property rights;

●	changes in economic conditions;

●	additional tax liabilities resulting from audits by various taxing authorities;

●	changes in U.S. and foreign tax laws that could have an adverse effect on our financial results;

●	the actions of our licensees or the loss of a significant licensee and diminished brand integrity;

●	failure of our manufacturers, the manufacturers used by our licensees, or our licensees themselves to use acceptable labor practices or to otherwise comply with local laws and other standards;

●	our ability to maintain effective internal control over our financial reporting; and

●	other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission.

The company does not undertake, and disclaims, any obligation to publicly update any forward-looking statement, including, without limitation, any guidance regarding revenue or earnings, whether as a result of new information, future developments, or otherwise.

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
	(Unaudited)	(Unaudited)	(Unaudited)
Net sales	$749,846	$578,820	$2,521,518	$2,272,266
Commission and licensing fee income	3,854	3,498	12,591	10,661
Total revenue	753,700	582,318	2,534,109	2,282,927
Cost of sales	433,900	346,874	1,484,640	1,345,995
Gross profit	319,800	235,444	1,049,469	936,932
Operating expenses	280,833	191,593	967,978	698,936
Change in valuation of contingent payment liability	(3,505)	(2,894)	(5,580)	2,722
Impairment of intangibles	6,300	—	6,300	10,335
Income from operations	36,172	46,745	80,771	224,939
Gain on derivative	—	—	9,252	—
Interest and other (expense) / income, net	(4,430)	1,229	(12,343)	5,538
Income before provision for income taxes	31,742	47,974	77,680	230,477
Provision for income taxes	7,090	10,171	28,662	54,575
Net income	24,652	37,803	49,018	175,902
Less: net income attributable to noncontrolling interest	1,465	3,002	4,357	6,512
Net income attributable to Steven Madden, Ltd.	$23,187	$34,801	$44,661	$169,390

Basic income per share	$0.33	$0.49	$0.63	$2.38

Diluted income per share	$0.32	$0.49	$0.63	$2.35

Basic weighted average common shares outstanding	70,941	70,555	70,873	71,274

Diluted weighted average common shares outstanding	71,873	71,459	71,181	71,963

Cash dividends declared per common share	$0.21	$0.21	$0.84	$0.84

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	As of
	December 31, 2025	December 31, 2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$112,423	$189,924
Short-term investments	—	13,484
Accounts receivable, net of allowances	91,854	45,653
Factor accounts receivable	311,563	348,659
Inventories	417,016	257,625
Prepaid expenses and other current assets	46,759	34,463
Income tax receivable and prepaid income taxes	21,084	4,887
Total current assets	1,000,699	894,695
Property and equipment, net	115,802	57,388
Operating lease right-of-use asset	235,855	139,695
Deferred tax assets	3,220	610
Deposits and other	22,764	22,214
Goodwill	254,518	183,737
Intangibles, net	281,419	113,432
Total Assets	$1,914,277	$1,411,771
LIABILITIES
Current liabilities:
Accounts payable	$197,247	$206,889
Accrued expenses	258,794	142,452
Operating leases - current portion	58,827	43,172
Income taxes payable	4,488	6,147
Accrued incentive compensation	6,351	15,061
Total current liabilities	525,707	413,721
Contingent payment liability - long-term portion	14,880	7,565
Operating leases - long-term portion	193,145	109,816
Long-term debt	234,166	—
Deferred tax liabilities	36,142	4,628
Other liabilities	6,255	44
Total Liabilities	1,010,295	535,774
STOCKHOLDERS’ EQUITY
Total Steven Madden, Ltd. stockholders’ equity	866,388	847,719
Noncontrolling interest	37,594	28,278
Total stockholders’ equity	903,982	875,997
Total Liabilities and Stockholders’ Equity	$1,914,277	$1,411,771

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED STATEMENTS OF CASH FLOWS

(In thousands)

	Twelve Months Ended
	December 31, 2025	December 31, 2024
	(Unaudited)
Cash flows from operating activities:
Net income	$49,018	$175,902
Adjustments to reconcile net income to net cash provided by operating activities
Stock-based compensation	29,635	26,539
Depreciation and amortization	33,437	20,010
Amortization of debt issuance costs	1,176	—
(Gain)/loss on disposal of fixed assets	(150)	112
Impairment of intangibles	6,300	10,335
Deferred taxes	(4,669)	(4,703)
Loss on divestiture of business	—	3,199
Change in valuation of contingent payment liability	(5,580)	2,722
Amortization of inventory step-up and other	30,679	(575)
Changes, net of acquisitions, in:
Accounts receivable	(10,551)	(6,947)
Factor accounts receivable	39,674	(31,542)
Inventories	4,425	(30,567)
Prepaid expenses, income tax receivables, prepaid taxes, and other assets	(8,314)	133
Accounts payable and accrued expenses	9,891	37,339
Accrued incentive compensation	(8,833)	3,118
Leases and other liabilities	(3,939)	(6,979)
Net cash provided by operating activities	162,199	198,096

Cash flows from investing activities:
Capital expenditures	(42,658)	(25,911)
Purchases of short-term investments	—	(21,405)
Maturity/sale of short-term investments	13,553	22,139
Acquisition of businesses	(371,554)	(13,976)
Other investing activities	(260)	(340)
Net cash used in investing activities	(400,919)	(39,493)

Cash flows from financing activities:
Proceeds from exercise of stock options	32	1,613
Investment of noncontrolling interest	3,500	—
Borrowings, net of repayments	240,000	—
Financing costs paid	(8,955)	—
Acquisition of incremental ownership of joint ventures	—	(1,500)
Distributions to noncontrolling interest earnings	(2,946)	—
Common stock repurchased and net settlements of stock awards	(13,523)	(98,433)
Cash dividends paid on common stock	(60,962)	(61,039)
Payment of contingent liability	—	(8,547)
Net cash provided by/(used in) financing activities	157,146	(167,906)
Effect of exchange rate changes on cash and cash equivalents	4,073	(5,413)
Net change in cash and cash equivalents	(77,501)	(14,716)
Cash and cash equivalents – beginning of year	189,924	204,640
Cash and cash equivalents – end of year	$112,423	$189,924

STEVEN MADDEN, LTD. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

(In thousands, except per share amounts)

(Unaudited)

The Company uses non-GAAP financial information to evaluate its operating performance and to represent the manner in which the Company conducts and views its business. Additionally, the Company believes the information assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that are not indicative of its core business. The non-GAAP financial information is provided in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP. The following reconciles the Company’s reported results in accordance with GAAP with the non-GAAP information that the Company also presents. Additional information regarding Non-GAAP Adjustments is presented below.

Table 1 - Reconciliation of GAAP gross profit to Adjusted gross profit

	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
GAAP gross profit	$319,800	$235,444	$1,049,469	$936,932
Non-GAAP Adjustments	10,051	42	30,891	435
Adjusted gross profit	$329,851	$235,486	$1,080,360	$937,367

Table 2 - Reconciliation of GAAP operating expenses to Adjusted operating expenses

	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
GAAP operating expenses	$280,833	$191,593	$967,978	$698,936
Non-GAAP Adjustments	(1,912)	(8,736)	(63,509)	(15,038)
Adjusted operating expenses	$278,921	$182,857	$904,469	$683,898

Table 3 - Reconciliation of GAAP income from operations to Adjusted income from operations

	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
GAAP income from operations	$36,172	$46,745	$80,771	$224,939
Non-GAAP Adjustments	14,759	5,884	95,121	28,529
Adjusted income from operations	$50,931	$52,629	$175,892	$253,468

Table 4 - Reconciliation of GAAP interest and other (expense) / income, net to Adjusted interest and other (expense) / income, net

	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
GAAP interest and other (expense) / income, net	$(4,430)	$1,229	$(12,343)	$5,538
Non-GAAP Adjustments	—	—	840	—
Adjusted interest and other (expense) / income, net	$(4,430)	$1,229	$(11,503)	$5,538

Table 5 - Reconciliation of GAAP provision for income taxes to Adjusted provision for income taxes

	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
GAAP provision for income taxes	$7,090	$10,171	$28,662	$54,575
Non-GAAP Adjustments	3,633	1,342	10,427	5,374
Adjusted provision for income taxes	$10,723	$11,513	$39,089	$59,949

Table 6 - Reconciliation of GAAP net income attributable to noncontrolling interest to Adjusted net income attributable to noncontrolling interest

	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
GAAP net income attributable to noncontrolling interest	$1,465	$3,002	$4,357	$6,512
Non-GAAP Adjustments	—	—	—	155
Adjusted net income attributable to noncontrolling interest	$1,465	$3,002	$4,357	$6,667

Table 7 - Reconciliation of GAAP net income attributable to Steven Madden, Ltd. to Adjusted net income attributable to Steven Madden, Ltd.

	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
GAAP net income attributable to Steven Madden, Ltd.	$23,187	$34,801	$44,661	$169,390
Non-GAAP Adjustments	11,127	4,542	76,282	23,000
Adjusted net income attributable to Steven Madden, Ltd.	$34,314	$39,343	$120,943	$192,390

GAAP diluted income per share	$0.32	$0.49	$0.63	$2.35
Adjusted diluted income per share	$0.48	$0.55	$1.70	$2.67

Non-GAAP Adjustments include the items below.

For the fourth quarter of 2025:

●	$10.1 million pre-tax ($7.5 million after-tax) expense in connection with the purchase accounting fair value adjustment of inventory from acquired businesses, included in cost of goods sold.

●	$0.6 million pre-tax ($0.5 million after-tax) expense in connection with legal settlements and related fees, included in operating expenses.

●	$1.3 million pre-tax expense ($1.0 million after-tax) in connection with acquisition costs and formation of joint ventures, included in operating expenses.

●	$6.3 million pre-tax ($4.8 million after-tax) expense in connection with a trademark impairment.

●	$3.5 million pre-tax ($2.6 million after-tax) benefit in connection with the change in valuation of contingent payment liabilities related to the acquisitions of Almost Famous, ATM and Kurt Geiger.

For the fourth quarter of 2024:

●	$1.8 million pre-tax ($1.3 million after-tax) expense in connection with severances and related charges, included in operating expenses.

●	$3.4 million pre-tax ($2.6 million after-tax) expense in connection with legal settlements and related fees, included in operating expenses.

●	$3.6 million pre-tax ($2.8 million after-tax) expense in connection with acquisitions, formation of joint ventures and reorganization of foreign entities, included in operating expenses.

●	$2.9 million pre-tax ($2.2 million after-tax) benefit in connection with the change in valuation of a contingent consideration liability in connection with the acquisition of Almost Famous.

For the full year 2025:

●	$30.9 million pre-tax ($23.2 million after-tax) expense in connection with the purchase accounting fair value adjustment of inventory from acquired businesses, included in cost of goods sold.

●	$38.8 million pre-tax ($38.8 million after-tax) expense in connection with acquisition-related compensation paid to management sellers and certain employees of Kurt Geiger, as determined by the institutional shareholders as part of the sellers’ negotiated transaction waterfall, included in operating expenses.

●	$13.3 million pre-tax expense ($11.4 million after-tax) in connection with acquisition costs and formation of joint ventures, included in operating expenses.

●	$7.3 million pre-tax ($5.6 million after-tax) expense in connection with legal settlements and related fees, included in operating expenses.

●	$4.0 million pre-tax ($3.1 million after-tax) expense in connection with severances and related charges, included in operating expenses.

●	$9.3 million pre-tax ($7.1 million after-tax) benefit in connection with the settlement of a foreign exchange hedging contract entered into as part of the company’s acquisition of Kurt Geiger.

●	$5.6 million pre-tax ($4.2 million after-tax) net benefit in connection with the change in valuation of contingent payment liabilities related to the acquisitions of Almost Famous, ATM and Kurt Geiger.

●	$6.3 million pre-tax ($4.8 million after-tax) expense in connection with a trademark impairment.

●	$0.8 million pre-tax ($0.6 million after-tax) expense in connection with the write-off of unamortized debt issuance costs associated with the replacement of the company’s previous revolving credit facility, included in interest expense.

For the full year 2024:

●	$0.4 million pre-tax ($0.3 million after-tax) expense in connection with the purchase accounting fair value adjustment of inventory from acquired businesses, included in cost of goods sold.

●	$1.8 million pre-tax ($1.3 million after-tax) expense in connection with severances and related charges, included in operating expenses.

●	$3.2 million pre-tax ($3.7 million after-tax) expense in connection with a divestiture of a business, included in operating expenses.

●	$3.4 million pre-tax ($2.6 million after-tax) expense in connection with legal settlements and related fees, included in operating expenses.

●	$6.7 million pre-tax ($5.2 million after-tax) expense in connection with acquisitions, formation of joint ventures and reorganization of foreign entities, included in operating expenses.

●	$2.7 million pre-tax ($2.1 million after-tax) expense in connection with the change in valuation of a contingent consideration liability in connection with the acquisition of Almost Famous.

●	$10.3 million pre-tax ($7.9 million after-tax) expense in connection with trademark impairments.

Contact

Steven Madden, Ltd.

VP of Corporate Development & Investor Relations

Danielle McCoy

718-308-2611

InvestorRelations@stevemadden.com